Exhibit 10.8

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of May 1, 2019,

among

IHEARTMEDIA CAPITAL I, LLC,

IHEARTCOMMUNICATIONS, INC.,

the other GRANTORS party hereto,

CITIBANK, N.A.,

as Credit Agreement Agent,

U.S. BANK, NATIONAL ASSOCIATION,

as Senior Notes Collateral Agent,

and

each ADDITIONAL COLLATERAL AGENT

from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT dated as of May 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among IHEARTCOMMUNICATIONS, INC., a Texas corporation (the “Borrower” or “Issuer”), the other Grantors party hereto from time to time, certain other parties hereto and CITIBANK, N.A., in its capacity as collateral agent and administrative agent for the Credit Agreement Secured Parties (in such capacities, and together with its successors and assigns in such capacities, the “Credit Agreement Agent”), U.S. Bank, National Association, (in such capacity, the “Senior Notes Collateral Agent”), and each Additional Collateral Agent (as defined below) from time to time party hereto as collateral agent, collateral trustee or a similar representative for any First Lien Obligations (as defined below) of any other Class (as defined below).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below or, if defined in the New York UCC, the meanings specified therein:

“Additional Collateral Agent” has the meaning assigned to such term in Article IX.

“Additional First Lien Obligations” means all obligations of the Borrower, Issuer and the other Grantors that shall have been designated as such pursuant to Article IX, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement; provided that the aggregate principal amount of Additional First Lien Obligations in excess of the amount of indebtedness permitted under the Credit Agreement to be secured on a pari passu basis with the Credit Agreement Obligations in accordance with the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Additional First Lien Obligations Documents (such excess amount together with the related fees, interest and expenses, the “Excess Additional First Lien Obligations”) shall not constitute Additional First Lien Obligations or First Lien Obligations for purposes of this Agreement.

“Additional First Lien Obligations Documents” means the notes, the indentures, security documents or any other agreements or instruments under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations and any collateral agent, collateral trustee or a similar representative named as authorized representative for such Series in the Collateral Agent Joinder Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Amend” means, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part. The terms “Amended” and “Amendment” shall have correlative meanings.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bankruptcy Case” has the meaning assigned to such term in Section 5.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations, the Senior Notes Obligations or the Additional First Lien Obligations of any Series, (b) any Collateral Agent, refers to whether such Collateral Agent is the Credit Agreement Agent, the Senior Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Senior Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series, (d) any Secured Credit Documents, refers to whether such Secured Credit Documents are the Credit Agreement Documents, the Senior Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series, and (e) any Security Documents, refers to whether such Security Documents are part of the Credit Agreement Documents, the Senior Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets now or hereafter subject to a Lien created pursuant to any Security Document securing any First Lien Obligation.

“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I.

“Collateral Agents” means the Credit Agreement Agent, the Senior Notes Collateral Agent and each Additional Collateral Agent.

“Control” has the meaning assigned thereto in the definition of “Affiliate”.

“Controlling Collateral Agent” means (a) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Agent and (b) thereafter, the Major Non-Controlling Collateral Agent as of the occurrence of the event described in clause (a) of this definition; provided, in each case, that if there shall occur one or more Non-Controlling Collateral Agent Enforcement Dates, the Controlling Collateral Agent shall be the Major Non-Controlling Collateral Agent in respect of the most recent Non-Controlling Collateral Agent Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Class of First Lien Obligations whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means the Credit Agreement, dated as of May 1, 2019, by and among the Borrower, Holdings, the Grantors party thereto from time to time, the lenders party thereto from time to time, CITIBANK, N.A., as administrative agent, collateral agent and an L/C issuer, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement, indenture, credit facility, commercial paper facility or new agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder (provided that such Indebtedness is permitted to be incurred under the Secured Credit Documents); provided (a) that the collateral agent, collateral trustee or a similar representative for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement and (b) in the case of any refinancing or replacement, the Credit Agreement Administrative Agent or the Borrower designates such financing arrangement or agreement as the “Credit Agreement” (and not an Additional First Lien Obligation) hereunder (in which case, the Discharge of Credit Agreement Obligations shall be deemed not to have occurred for purposes of this Agreement).

“Credit Agreement Administrative Agent” has the meaning assigned to the term “Administrative Agent” in the Credit Agreement and shall include any successor administrative agent.

“Credit Agreement Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Credit Agreement.

“Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement, together with any Refinancing thereof.

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Credit Agreement.

“Credit Agreement Security Agreement” has the meaning assigned to the term “Security Agreement” in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 5.01(a).

“DIP Financing Liens” has the meaning assigned to such term in Section 5.01(a).

“DIP Lenders” has the meaning assigned to such term in Section 5.01(a).

“Discharge” means, with respect to any Shared Collateral and any Class of First Lien Obligations, the date on which such Class of First Lien Obligations is no longer secured by, and no longer required to be secured by, such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“Excess Other First Lien Obligations” means any Excess Senior Notes Obligations and any Excess Additional First Lien Obligations.

“First Lien Obligations” means (a) all the Credit Agreement Obligations, (b) all the Senior Notes Obligations and (c) all the Additional First Lien Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II.

“Grantors” means, at any time, Holdings, the Borrower, the Issuer and each other Restricted Subsidiary that, at such time, pursuant to Security Documents of any Class have granted a Lien on any of its assets to secure any First Lien Obligations of such Class.

“Holdings” means iHeartMedia Capital I, LLC, a Delaware limited liability corporation.

“Impairment” has the meaning assigned to such term in Section 2.02.

“Indebtedness” has the meaning assigned to such term in the Credit Agreement or in the Senior Notes Indenture, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Borrower, the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower, the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower, the Issuer or any other Grantor or its assets or any similar case or proceeding relative to the Borrower, the Issuer or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to the Borrower, the Issuer or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower, the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease (as defined in the Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent of the Class of First Lien Obligations (excluding the Credit Agreement Obligations, other than for purposes of the definition of Non-Controlling Collateral Agent Enforcement Date when the Credit Agreement Agent is not the Controlling Collateral Agent) that constitutes the largest outstanding principal amount of any Indebtedness for borrowed money then outstanding Class of First Lien Obligations (including contingent reimbursement agreements in respect of letters of credit) (excluding the Credit Agreement Obligations, other than for purposes of the definition of Non-Controlling Collateral Agent Enforcement Date when the Credit Agreement Agent is not the Controlling Collateral Agent) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 150 days (throughout which 150 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) and (b)

the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing and (y) the First Lien Obligations of the Class with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for, such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers, issuers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Parties” means, with respect to the Collateral Agent of any Class, the Secured Parties of such Class.

“Restricted Subsidiary” has the meaning assigned to such term in the Credit Agreement.

“Secured Credit Documents” means, collectively, (a) the Credit Agreement Documents, (b) the Senior Notes Documents and (c) the Additional First Lien Obligations Documents.

“Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Senior Notes Secured Parties and (c) the Additional Secured Parties.

“Security Documents” means (a) the Credit Agreement Security Agreement and the other “Collateral Documents” as defined in the Credit Agreement, (b) the Senior Notes Security Agreement and the other “Collateral Documents” as defined in the Senior Notes Indenture and (c) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Senior Notes Indenture” means that certain Indenture, dated as of May 1, 2019, among the Issuer, the Grantors identified therein, U.S. Bank, National Association, as trustee and Senior Notes Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank pari passu to the Liens securing the First Lien Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Senior Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Senior Notes Documents” means the Senior Notes Indenture and the other related “Note Documents” as defined in the Senior Notes Indenture.

“Senior Notes Obligations” means the “Secured Obligations” as such term is defined in the Senior Notes Security Agreement; provided that the aggregate principal amount of Senior Notes Obligations in excess of the amount of indebtedness permitted under the Credit Agreement to be secured on a pari passu basis with the Credit Agreement Obligations in accordance with the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Senior Notes Documents (such excess amount together with the related fees, interest and expenses, the “Excess Senior Notes Obligations”) shall not constitute Senior Notes Obligations or First Lien Obligations for purposes of this Agreement.

“Senior Notes Secured Parties” means the “Secured Parties” as defined in the Senior Notes Security Agreement.

“Senior Notes Security Agreement” means the security agreement, dated as of the date hereof, among the Issuer, the other Grantors party thereto, the Senior Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Collateral Agent.

“Shared Collateral” means, at any time, Collateral on which Collateral Agents or Secured Parties of any two or more Classes have at such time a Lien (including as a result of the agreements set forth in Section 4.01); provided that collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent pursuant to Section 2.03 of the Credit Agreement (or any equivalent successor provision) or pledged to secure similar obligations in any other Secured Credit Documents shall be applied as specified in the Credit Agreement or other applicable Secured Credit Document and will not constitute Shared Collateral. If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations of any Class only if the Collateral Agent or Secured Parties of such Class have at such time a Lien on such Collateral.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’ or any Subsidiary’s financial statements.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

SECTION 1.03. Concerning the Credit Agreement Agent, the Senior Notes Collateral Agent and Each Additional Collateral Agent.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Credit Agreement Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Credit Agreement Agent pursuant to the authorization thereof under the Credit Agreement. It is understood and agreed that the Credit Agreement Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Credit Agreement Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Senior Notes Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Senior Notes Collateral Agent pursuant to the authorization thereof under the Senior Notes Indenture. It is understood and agreed that the Senior Notes Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Senior Notes Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Collateral Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations. It is understood and agreed that no Additional Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

Lien Priorities; Proceeds

SECTION 2.01. Relative Priorities.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02), each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority.

(b) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary (but subject to Section 2.02) and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), if an Event of Default has occurred and is continuing and (i) such Collateral Agent or any of its Related Secured Parties takes any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01(a)), (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower, the Issuer or any other Grantor or (iii) such Collateral Agent or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i) FIRST, to the payment of all amounts owing to and all costs and expenses incurred by any Collateral Agent, the Credit Agreement Administrative Agent and the Senior Notes Collateral Agent (in their capacities as such), pursuant to the terms of any Secured Credit Document or in connection with any enforcement of rights or exercise of remedies pursuant thereto, including all court costs and the reasonable fees and expenses of agents and legal counsel and, in each case, including all costs and expenses incurred in enforcing its rights to obtain such payment;

(ii) SECOND, subject to Section 2.02 to the payment in full of all First Lien Obligations of each Class secured by a Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such Classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application); and

(iii) THIRD, after payment in full of all the First Lien Obligations, to the Borrower, the Issuer and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

If, despite the provisions of this Section 2.01(b), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(b), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(b).

(c) For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the Controlling Collateral Agent to each Non-Controlling Collateral Agent for further distribution to its Related Secured Parties.

(d) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(b) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

SECTION 2.02. Impairments. It is the intention of the parties hereto that the Secured Parties of any given Class of First Lien Obligations (and not the Secured Parties of any other Class of First Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class of First Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations), (ii) the Secured Parties of such Class of First Lien Obligations do not have a Lien on any of the Collateral securing any First Lien Obligations of any other Class of First Lien Obligations and/or (iii) any Person (other than any Collateral Agent or Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class of First Lien Obligations, but junior to the Lien on such Shared Collateral securing any other Class of First Lien Obligations (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to First Lien Obligations of such Class of First Lien Obligations being referred to as an “Impairment” of such Class); provided that the existence of a maximum claim with respect to any Material Real Property (as defined in the Credit Agreement) subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class of First Lien Obligations, and the rights of the Secured Parties of such Class of First Lien Obligations (including the right to receive distributions in respect of First Lien Obligations of such Class of First Lien Obligations pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event First Lien Obligations of any Class of First Lien Obligations shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.

SECTION 2.03. Payment Over. Each Collateral Agent, on behalf of itself and its Related Secured Parties, agrees that if such Collateral Agent or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), then it shall hold such Shared Collateral or Proceeds as bailee for the other Secured Parties and promptly transfer such Shared Collateral or Proceeds, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01(b) hereof.

SECTION 2.04. Determinations with Respect to Amounts of Obligations and Liens. Whenever the Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Collateral Agent of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Collateral Agent of such Class, the Collateral Agent of such other Class shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Authorized Officer of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

SECTION 2.05. Exculpatory Provisions. Without limitation of Article VI, none of the Collateral Agents or any Secured Parties shall be liable for any action taken or omitted to be taken by any Collateral Agent or Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

ARTICLE III

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01. Exercise of Rights and Remedies.

(a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any junior Liens on Shared Collateral). No Non-Controlling Collateral Agent and no Non-Controlling Secured Party shall, or shall instruct any Non-Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power as a secured creditor with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to junior Liens on any Shared Collateral), whether under any Secured Credit Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the applicable Secured Credit Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at any time. Without limitation of the foregoing, (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower, the Issuer or any other Grantor, each Collateral Agent or any of its Related Secured Parties may file a proof of claim or statement of interest with respect to the applicable obligations thereto, (B) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower, the Issuer or any other Grantor, each Collateral Agent or its Related Secured Parties may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral

Agent or Related Secured Party, (C) each Collateral Agent or its Related Secured Parties may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Borrower, the Issuer or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, and (D) each Collateral Agent and its Related Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Borrower, the Issuer or any other Grantor, in each case (A) through (D) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(b) Notwithstanding the equal priority of the Liens securing each Class of First Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or any Collateral Agent with respect to any Collateral not constituting Shared Collateral or impair any rights available to them as unsecured creditors.

(c) The Controlling Collateral Agent shall have the exclusive right on behalf of all Secured Parties in any Insolvency or Liquidation Proceeding to credit bid for the Shared Collateral using all or a pro rata portion of the First Lien Obligations as consideration so long as the equity and/or assets distributed to the Secured Parties as a result of any such successful credit bid are distributed on pro rata basis. In any Insolvency or Liquidation Proceeding or other transaction involving the sale or other disposition of Shared Collateral, except as provided in the immediately preceding sentence, no Secured Party may credit bid for Shared Collateral.

SECTION 3.02. Prohibition on Contesting Liens; Etc. Except, in each case, with respect to any Excess Other First Lien Obligations or any Security Document or Lien securing the Excess Other First Lien Obligations, to the extent of such Excess Other First Lien Obligation, each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will, and each hereby waives any right to, (i) challenge or question or support any other Person in challenging or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any other Class or any Security Document of any other Class or the validity, attachment, perfection or priority of any Lien under any Security Document of any other Class or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement (including in any Insolvency or Liquidation Proceeding); (ii) take or cause to be taken any action the purpose or intent of which is, or could reasonably be expected, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent in accordance with the terms of this Agreement; (iii) have any right to consent to the exercise by the Controlling Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, except as otherwise expressly provided for in this Agreement; (iv) seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral unless otherwise agreed to by the

Controlling Collateral Agent; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party (x) to enforce this Agreement or (y) from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 3.03. Prohibition on Challenging this Agreement. Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04. Release of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto; provided that if, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Class of Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens on the Shared Collateral of the Controlling Collateral Agent are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(b) hereof. Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the any other Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

ARTICLE IV

Collateral

SECTION 4.01. Bailment for Perfection of Security Interests.

(a) The Possessory Collateral shall be delivered to the Controlling Collateral Agent and by accepting such Possessory Collateral such Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

(b) The Controlling Collateral Agent shall, upon the Discharge of the First Lien Obligations with respect to which such Collateral Agent is the Collateral Agent, transfer the possession and control of the Possessory Collateral, together with any necessary endorsements but without recourse or warranty, to the successor Controlling Collateral Agent. In connection with any transfer under the foregoing sentence by any Collateral Agent, such transferor Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the transferee Collateral Agent to permit the transferee Collateral Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Possessory Collateral. Holdings, Issuer and the Borrower shall take, or cause to be taken, such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer, except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(c) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

(d) The duties or responsibilities of each Collateral Agent under this Section 4.01 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon and delivering the Possessory Collateral constituting Shared Collateral as provided herein.

(e) No Collateral Agent shall have any obligation whatsoever to any Secured Party to ensure that the Possessory Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.01.

SECTION 4.02. Delivery of Documents. Promptly after the execution and delivery to any Collateral Agent by any Grantor of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations Document referred to in paragraph (b) of Article IX, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Borrower or the Issuer, as applicable, shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

ARTICLE V

Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings

SECTION 5.01. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) If the Borrower, the Issuer and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or any of its Related Secured Parties) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein); provided, in each case, that (A) the Secured Parties of each Class retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Class are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement (other than any Liens of the Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided, further, that this Agreement shall not limit the right of the Secured Parties of each Class to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Class or the Collateral Agent with respect thereto that shall not constitute Shared Collateral; and provided, further, however, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral permitted by this paragraph.

(b) Each Non-Controlling Secured Party agrees that it will not object to or oppose any release of their Liens in connection with any sale or other disposition of any Shared Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Controlling Collateral Agent and the Controlling Secured Parties shall have consented to such sale or disposition of such Shared Collateral; provided that the Liens of the Secured Parties will attach to the proceeds of such sale or disposition on the same basis of priority as they do with respect to the Shared Collateral in accordance with this Agreement, and further provided that the Non-Controlling Secured Parties will be entitled to assert any objection to such sale or disposition that may be asserted by any unsecured creditor of the Borrower, the Issuer or any other Grantor in such Insolvency or Liquidation Proceeding.

SECTION 5.02. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or liquidation or similar dispositive restructuring plan on account of each Class of First Lien Obligations, then, to the extent the debt obligations distributed on account of each Class of First Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VI

SECTION 6.01. The Controlling Collateral Agent.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01(b) hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent, collateral trustee or a similar representative for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Controlling Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or any other Secured Party of any other Class arising out of (i) any actions which any Collateral Agent or Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 5.01, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Holdings or any of its Restricted Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Collateral Agent representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) As between the Secured Parties, the Controlling Collateral Agent, shall have the right (but no obligation) to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Controlling Collateral Agent or holders of the Class of First Lien Obligations represented by the Controlling Collateral Agent possess such right in the Secured Credit Documents of such Class.

SECTION 6.02. Powers of Attorney. Each Non-Controlling Collateral Agent, for itself and on behalf of its Related Secured Parties, hereby irrevocably appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Non-Controlling Collateral Agent or any of its Related Secured Parties, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purpose of this Agreement, including the exercise of any and all remedies under each Security Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE VII

Other Agreements

SECTION 7.01. Concerning Secured Credit Documents and Collateral.

(a) The Secured Credit Documents of any Class may be Amended, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class except to the extent such Amendment would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement; provided that nothing in this paragraph shall affect any limitation on any such Amendment that is set forth in the Secured Credit Documents of any such other Class, if any. In determining whether an Amendment to any Secured Credit Document is permitted by this Section 7.01(a), each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower stating that such amendment is permitted by this Section 7.01(a).

(b) The Grantors agree that they shall not grant to any Person any Lien on any Shared Collateral securing First Lien Obligations of any Class other than through the Collateral Agent of such Class (it being understood that the foregoing shall not be deemed to prohibit grants of set-off rights to Secured Parties of any Class).

(c) The Grantors agree that they shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens (unless otherwise permitted under each Secured Credit Document) on any asset or property to secure any Class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other Class of First Lien Obligations; provided, that to the extent the foregoing is not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, each Secured Party agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 7.01(c) shall be subject to Article II.

SECTION 7.02. Refinancings. The First Lien Obligations of any Class may be increased or Refinanced (including, for the avoidance of doubt, any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection with such Refinancing), in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof, so long as permitted by the terms of each Secured Credit Document; provided, that if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the collateral agent, collateral trustee or a similar representative under such obligations shall become a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

SECTION 7.03. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded or otherwise required to be returned or repaid for any reason whatsoever (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law), then the terms and conditions of this Agreement shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been satisfied in full.

SECTION 7.04. Reorganization Modifications. In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 7.05. Further Assurances. Each of the Collateral Agents and the Grantors agrees that it will execute, or will cause to be executed, such reasonable further documents, agreements and instruments, and take all such reasonable further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request, to effectuate the terms of this Agreement.

ARTICLE VIII

No Reliance; No Liability

SECTION 8.01. No Reliance; Information. Each Collateral Agent, on behalf of its Related Secured Parties, acknowledges that (a) its Related Secured Parties have, independently and without reliance upon any Collateral Agent or any Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Secured Credit Documents to which they are party and (b) its Related Secured Parties will, independently and without reliance upon any Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Secured Credit Document. The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to the Borrower, the Issuer or any of the Grantors or their Restricted Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 8.02. No Warranties or Liability.

(a) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner set forth in the Secured Credit Documents of such Class. No Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party.

(b) No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

(c) Except as otherwise provided herein, no Secured Party shall have any liability to any Grantor for any action taken by it or not taken by it in accordance with the provisions of this Agreement in the absence of its own gross negligence or willful misconduct.

SECTION 8.03. Rights of Credit Agreement Collateral Agent. Notwithstanding anything contained herein to the contrary, (a) the Credit Agreement Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Credit Agreement as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein and (b) the Senior Notes Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Indenture as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.

ARTICLE IX

Additional First Lien Obligations

The Borrower and the Issuer may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, incur and designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower, the Issuer or any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are or will be issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete in all material respects by an Authorized Officer of the Borrower;

(c) identifying the Person that serves as the Additional Collateral Agent;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not or will not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(e) certifying that the Additional First Lien Obligations Documents authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement. Notwithstanding anything herein contained to the contrary, each Collateral Agent may conclusively rely on such certificate delivered by the Borrower, and upon its receipt of such certificate, each Collateral Agent shall execute the Collateral Agent Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(a) if to any Grantor, to it (or, in the case of any Grantor other than the Borrower, to it in care of the Borrower) at:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, TX 78258

Attn: Treasury Department

Telephone: (210) 832-3311

Fax: (210) 832-3884

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Nicholas M. Schwartz, P.C.

Telephone: (212) 446-4675

Email: nicholas.schwartz@kirkland.com

(b) if to the Credit Agreement Agent, to it at:

Citibank Delaware

1615 Brett Road

OPS III

New Castle, Delaware 19720

Attn: Agency Operations

Telephone: (302) 894-6010

Facsimile: (646) 274-5080

Email: glagentofficeops@citi.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: Kenneth J. Steinberg

Email: kenneth.steinberg@davispolk.com

(c) if to the Senior Notes Collateral Agent, to it at:

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, TN 37201

Attn: iHeartCommunications Administrator

Telephone: (615) 251-0733

Facsimile: (615) 251-0737

With a copy (which shall not constitute notice) to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attn: Beth Vessel

Email: beth.vessel@wallerlaw.com

(d) if to any Additional Collateral Agent, to it at the address set forth in the applicable Collateral Agent Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

SECTION 10.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent, the Borrower and the Issuer; provided that without any action or consent of any Collateral Agent (i) (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an Additional Collateral Agent may become a party hereto, in accordance with Article IX and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Restricted Subsidiary may become a party hereto, in accordance with Section 10.12, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing; provided that such Collateral Agent shall not be required to enter into such amendments or modifications unless it shall have received a certificate of an Authorized Officer of the Borrower certifying that such Refinancing is permitted hereunder.

SECTION 10.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Borrower or any other Grantor or any of their Restricted Subsidiaries, and the parties hereto acknowledge that this Agreement is intended to be and shall be enforceable as a “subordination” agreement under Bankruptcy Code Section 510(a). All references herein to any Grantor shall apply to any trustee, receiver or similar person for such Grantor and such Grantor as a debtor and debtor-in-possession.

SECTION 10.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.07. Governing Law; Jurisdiction; Consent to Service of Process; Certain Waivers.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

(e) Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.07 any special, exemplary, punitive or consequential damages.

SECTION 10.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 10.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Borrower, the Issuer any other Grantor, any other Restricted Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Borrower, the Issuer, any other Grantor or any other Restricted Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower, the Issuer, or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of the Borrower, the Issuer or any other Grantor contained in any Secured Credit Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 10.12. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, Holdings and the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 10.13. Specific Performance. Each Collateral Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 10.14. Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Credit Agreement Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

U.S. BANK, NATIONAL ASSOCIATION, as Senior Notes Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

IHEARTMEDIA CAPITAL I, LLC

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

AMFM BROADCASTING LICENSES, LLC

AMFM BROADCASTING, INC.

AMFM OPERATING INC.

AMFM RADIO LICENSES, LLC

AMFM TEXAS BROADCASTING, LP

AMFM TEXAS LICENSES, LLC

AMFM TEXAS, LLC

BROADER MEDIA, LLC

BROADER MEDIA HOLDINGS, LLC

CAPSTAR RADIO OPERATING COMPANY

CAPSTAR TX, LLC

CC BROADCAST HOLDINGS, INC.

CC LICENSES, LLC

CC FINCO, LLC

CC FINCO HOLDINGS, LLC

CC FINCO MERGER SUB, LLC

CC OUTDOOR HOLDINGS, INC.

CHRISTAL RADIO SALES, INC.

CINE GURANTORS II, INC.

CITICASTERS CO.

CITICASTERS LICENSES, INC.

CLEAR CHANNEL BROADCASTING
LICENSES, INC.

IHEARTMEDIA + ENTERTAINMENT, INC.

CLEAR CHANNEL HOLDINGS, INC.

IHM IDENTITY, INC.

CLEAR CHANNEL INVESTMENTS, INC.

CLEAR CHANNEL METRO, LLC

IHEARTMEDIA MANAGEMENT SERVICES, INC.

IHEARTMEDIA TOWER CO. HOLDINGS, LLC

CLEAR CHANNEL MEXICO HOLDINGS, INC.

CLEAR CHANNEL REAL ESTATE, LLC

CLEAR CHANNEL REAL ESTATE SERVICES, LLC

CRITICAL MASS MEDIA, INC.

KATZ COMMUNICATIONS, INC.

KATZ MEDIA GROUP, INC.

KATZ MILLENNIUM SALES & MARKETING INC.

KATZ NET RADIO SALES, INC.

METRO NETWORKS COMMUNICATIONS, LP

METRO NETWORKS SERVICES, INC.

M STREET CORPORATION

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

PREMIERE NETWORKS, INC. SMARTROUTE SYSTEMS, INC. STUFF MEDIA LLC TERRESTRIAL RF LICENSING, INC. TLAC, INC. TTWN NETWORKS, LLC TTWN MEDIA NETWORKS, LLC

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

AMFM TEXAS BROADCASTING, LP, as Guarantor

By:	AMFM BROADCASTING, INC., its general partner

By:	/s/ Richard J. Bressler

Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

METRO NETWORK COMMUNICATIONS, LP, as Guarantor

By:	TTWN MEDIA NETWORKS, LLC its general partner

By:	/s/ Richard J. Bressler

Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT (IHEART 2019)

EXHIBIT I

[FORM OF] JOINDER NO. [                ] dated as of [_______], 20[    ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [__], 2019 (the “Intercreditor Agreement”), (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Joinder Agreement”), among IHEARTCOMMUNICATIONS, INC., a Texas corporation (the “Company” or the “Borrower”), the other Grantors from time to time party thereto and CITIBANK, N.A., as collateral agent and administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), U.S. Bank, National Association, (in such capacity, the “Senior Notes Collateral Agent”), and each Additional Collateral Agent (as defined in the Intercreditor Agreement) from time to time party thereto as collateral agent, collateral trustee or a similar representative for any First Lien Obligations (as defined in the Intercreditor Agreement) of any other Class (as defined in the Intercreditor Agreement).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Additional First Lien Obligations and to secure such Additional First Lien Obligations with the liens and security interests created by the Additional First Lien Obligations Documents, the Additional Collateral Agent in respect of such Additional Senior Class Debt is required to become subject to and bound by the Intercreditor Agreement. Article IX of the Intercreditor Agreement provides that such Additional Collateral Agent may become subject to and bound by the Intercreditor Agreement, upon the execution and delivery by the Additional Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Article IX of the Intercreditor Agreement. The undersigned Additional Collateral Agent (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Article IX of the Intercreditor Agreement, the New Representative by its signature below becomes an Additional Collateral Agent under the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Additional Collateral Agent and hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as Additional Collateral Agent. Each reference to an “Additional Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to each Collateral Agent and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new debt facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the Additional First Lien Obligations Documents relating to such Additional First Lien Obligations provide that, upon the New Representative’s entry into this Joinder Agreement, the New Representative will be subject to and bound by the provisions of the Intercreditor Agreement as an Additional Collateral Agent.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

IHEARTCOMMUNICATIONS, INC., as the Borrower

By:
Name:
Title: